United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 13, 2005

(Date of Report – Date of earliest event reported)

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50508	84-1390053
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

13 Corporate Drive Halfmoon, New York	12065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 383-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  On December 14, 2004 upon recommendation of the Nominating and Governance Committee, DayStar Technologies, Inc.’s (the “Company”) Board of Directors appointed Ms. Kelly A. Lovell and Mr. Scott M. Schecter as directors of the Company, subject to acceptance by the individuals. The individuals accepted on January 13, 2005. The new directors were appointed to fill vacancies on the Company’s Board of Directors created by increasing the number of directors from three to five. As of the date of this filing, the Board of Directors has not identified on which board committees Ms. Lovell will serve. The Board of Directors expects Mr. Schecter will serve on the Audit Committee. There were no arrangements or understandings between the new directors and any other persons pursuant to which the directors were selected as directors. There are no relationships or transactions between the Company and the new directors as defined by Rule 404 of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of DayStar Technologies, Inc. dated January 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

/s/ Stephen A. Aanderud
Stephen A. Aanderud
Chief Financial Officer

Dated: January 20, 2005